Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter and Fiscal 2022

Bedford, Mass. – August 8, 2022 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its fourth quarter and fiscal year 2022, ended June 30, 2022.

“AspenTech ended fiscal year 2022 with strong fourth quarter results highlighted by 8.5% annual spend growth for the heritage AspenTech business. We have continued to see improvement in demand across our business due to the strength of our customers' end markets and the growing need for our customers to operate their assets in a more sustainable and efficient manner,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

Pietri added, “The completion of our transaction with Emerson was transformational for AspenTech. Together we have created one of the world’s leading industrial software companies that is well positioned to help our customers address the Dual Challenge of meeting the increasing global demand for resources in a sustainable manner. We believe we are uniquely positioned to deliver even greater value to our customers and shareholders over time.”

Fourth Quarter and Fiscal Year 2022 Recent Business Highlights

•Annual spend for heritage AspenTech, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter for the businesses other than OSI and SSE, was approximately $674 million at the end of the fourth quarter of fiscal 2022, which increased 8.5% compared to the fourth quarter of fiscal 2021 and 2.8% sequentially.

Summary of Fourth Quarter and Fiscal Year 2022 Financial Results

As a result of the transaction between AspenTech and Emerson Electric (“Emerson”) the subsidiary Emerson created as part of the transaction, EmerSubCX, became the surviving entity when the transaction closed on May 16th, 2022. The financial results shown below reflect the full quarter results of the OSI and SSE businesses that were contributed to new AspenTech and the results of heritage AspenTech for the period of May 16th, 2022 to June 30th, 2022. In addition, in conjunction with the close of the transaction, EmerSubCX adjusted its fiscal year end from September 30th to June 30th to align with heritage AspenTech’s fiscal year end. As a result, the year end financial results shown below are for the nine months of October 1st, 2021 to June 30th, 2022 and include the nine-month results of the Open Systems International, Inc. and Subsurface Science and Engineering businesses Emerson contributed to new AspenTech and the results of heritage AspenTech for the period of May 16th, 2022 to June 30th, 2022.

AspenTech’s total revenue of $238.9 million included:

•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and OSI revenue recognized on a percentage of completion basis, was $177.3 million in the fourth quarter of fiscal 2022, compared to $45.7 million in the fourth quarter of fiscal 2021.

•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $50.2 million in the fourth quarter of fiscal 2022, compared to $23.9 million in the fourth quarter of fiscal 2021.

•Services and other revenue was $11.5 million in the fourth quarter of fiscal 2022, compared to $7.7 million in the fourth quarter of fiscal 2021.

For the quarter ended June 30, 2022, AspenTech reported income from operations of $39.2 million, compared to loss from operations of $8.8 million in the fourth quarter of fiscal 2021.

Net income was $57.2 million for the quarter ended June 30, 2022, leading to net income per share of $1.13, compared to net loss per share of $0.23 in the same period last fiscal year.

Non-GAAP income from operations was $128.9 million for the fourth quarter of fiscal 2022. Non-GAAP net income was $122.7 million, or $2.43 per share, for the fourth quarter of fiscal 2022. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and fees related to acquisitions and integration planning. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $449.7 million and total borrowings, net of debt issuance costs, of $273.6 million at June 30, 2022.

During the fourth quarter, AspenTech used $0.3 million in cash flow from operations and generated $4.9 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs; and other nonrecurring items, such as payments related to acquisitions and integration planning.

Business Outlook
Based on information as of today, August 8, 2022, AspenTech is issuing the following guidance for fiscal year 2023. Please note this guidance does not include any contribution from the pending acquisition of Micromine, which is currently expected to close in the second fiscal quarter of 2023, subject to regulatory approval.

•Annual Contract Value (“ACV”) growth of 10.5-13.5% year-over-year. The company defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support (SMS) agreements
•Free cash flow of $347 to $362 million
•Total bookings of $1.07 to $1.17 billion
•Total revenue of $1.14 to $1.20 billion
•GAAP total expense of $1.186 to $1.196 billion
•Non-GAAP total expense of $637 to $647 million
•GAAP operating loss of $46 million to operating income of $6 million
•Non-GAAP operating income of $503 to $555 million
•GAAP net loss of $8 million to net income of $24 million
•Non-GAAP net income of $423 million to $455 million
•GAAP net loss per share of $0.12 to income per share of $0.36
•Non-GAAP net income per share of $6.40 to $6.89

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 8, 2022, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the fourth quarter of fiscal year 2022 as well as the company’s business outlook. The live dial-in number is (646) 307-1963 or (800) 715-9871, conference ID code 9571995. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 770-2030, conference ID code 9571995, through August 15, 2022.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements

The third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995,. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements.

Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE or other offerings or grow the aspenONE APM, OSI and SSE businesses, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and materially reduced industry spending budgets due to the drop in demand for oil due to the COVID-19 pandemic; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including materially reduced industry spending budgets due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic; risks of foreign operations or transacting business with customers outside the United States; risks of competition; risks that acquisitions could be difficult to consummate and integrate into our operations, which could disrupt our business, dilute stockholder value or impair our financial results; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

Additional factors that could cause actual results relating to the transaction with Emerson to differ materially from AspenTech’s plans, estimates or expectations regarding the transaction include, among others: (1) unexpected costs, charges or expenses resulting from the transaction; (2) uncertainty of the expected financial performance of the new AspenTech (“New AspenTech”) following completion of the transaction; (3) failure to realize the anticipated benefits of the transaction, including as a result of delay in integrating the industrial software business of Emerson with AspenTech’s business; (4) the ability of New AspenTech to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies of New AspenTech; (6) inability to retain and hire key personnel; (7) potential litigation in connection with the transaction or other settlements or investigations that may result in significant costs of defense, indemnification and liability; (8) AspenTech’s to recover successfully from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; and (9) other risk factors as detailed from time to time in AspenTech’s reports filed with the SEC, including AspenTech’s annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K, the risk factors in Amendment No. 4 to the Registration Statement on Form S-4, which was filed on April 14, 2022 by Emersub CX, Inc. related to a proposal to adopt the Transaction Agreement and Plan of Merger among Aspen Technology, Emerson Electric Co., EMR Worldwide Inc., Emersub CX, Inc., and Emersub CXI, Inc. and other documents filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2022 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
Revenue:
License and solutions	$177,267	$45,714	$276,596	$180,914
Maintenance	50,201	23,903	103,786	92,562
Services and other	11,452	7,732	24,914	27,164
Total revenue	238,920	77,349	405,296	300,640
Cost of revenue:
License and solutions	30,523	32,492	99,290	125,181
Maintenance	6,675	4,543	15,045	18,610
Services and other	33,820	4,874	42,061	19,219
Total cost of revenue	71,018	41,909	156,396	163,010
Gross profit	167,902	35,440	248,900	137,630
Operating expenses:
Selling and marketing	71,569	24,387	108,463	103,311
Research and development	33,440	14,549	64,285	59,646
General and administrative	23,703	6,920	39,878	32,638
Restructuring costs	36	(1,616)	117	2,474
Total operating expenses	128,748	44,240	212,743	198,069
Income (loss) from operations	39,154	(8,800)	36,157	(60,439)
Other income (expense), net	4,414	(1,720)	310	(5,359)
Interest income (expense), net	3,542	1	3,494	(115)
Income (loss) before provision for income taxes	47,110	(10,519)	39,961	(65,913)
(Benefit) for income taxes	(10,076)	(2,008)	(13,185)	(45,305)
Net income (loss)	$57,186	$(8,511)	$53,146	$(20,608)
Net income per common share:
Basic	$1.14	$(0.23)	$1.30	$(0.57)
Diluted	$1.13	$(0.23)	$1.30	$(0.57)
Weighted average shares outstanding:
Basic	50,179	36,308	40,931	36,308
Diluted	50,406	36,308	41,008	36,308

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	June 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$449,725	$25,713
Accounts receivable, net	111,027	65,040
Current contract assets, net	428,833	61,494
Prepaid expenses and other current assets	23,461	6,262
Receivables from related parties	12,377	—
Prepaid income taxes	17,503	3,414
Total current assets	1,042,926	161,923
Property, equipment and leasehold improvements, net	17,148	14,744
Computer software development costs, net	687	—
Loan receivable from related parties	4,564	—
Goodwill	8,266,809	1,044,383
Intangible assets, net	5,112,094	837,655
Non-current contract assets, net	428,232	—
Contract costs	5,473	—
Operating lease right-of-use assets	78,286	46,048
Deferred tax assets	4,937	7,002
Other non-current assets	8,766	5,001
Total assets	$14,969,922	$2,116,756

LIABILITIES AND EQUITY/STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,416	$9,644
Accrued expenses and other current liabilities	90,123	45,328
Due to related parties	4,111	—
Current operating lease liabilities	7,191	5,744
Income taxes payable	6,768	2,690
Current borrowings	28,000	—
Current deferred revenue	143,327	72,524
Total current liabilities	300,936	135,930
Non-current deferred revenue	21,081	7,029
Deferred income taxes	1,145,408	148,788
Non-current operating lease liabilities	71,933	41,114
Non-current borrowings, net	245,647	—
Other non-current liabilities	15,560	12,549
Commitments and contingencies
Total equity/stockholders’ equity	13,169,357	1,771,346
Total liabilities and equity/stockholders’ equity	$14,969,922	$2,116,756

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$57,186	$(8,511)	$53,146	$(20,608)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	73,015	30,587	119,930	125,642
Reduction in the carrying amount of right-of-use assets	3,387	1,359	5,915	5,515
Net foreign currency (gains)	(4,533)	1,717	(306)	5,525
Stock-based compensation	14,786	459	15,763	1,744
Deferred income taxes	(72,865)	(6,104)	(79,021)	(57,086)
Provision for bad debts	(54)	—	(54)	—
Other non-cash operating activities	123	122	228	165
Changes in assets and liabilities:
Accounts receivable	13,206	13,455	12,052	(5,621)
Contract assets, net	(68,129)	(10,406)	(78,122)	(17,868)
Contract costs	(4,992)	—	(4,992)	—
Lease liabilities	(2,833)	(1,774)	(5,558)	(4,673)
Prepaid expenses, prepaid income taxes, and other assets	(6,303)	957	(8,776)	1,553
Accounts payable, accrued expenses, income taxes payable and other liabilities	(18,280)	3,568	(23,674)	(1,740)
Deferred revenue	15,942	2,009	22,431	22,252
Net cash (used in) provided by operating activities	(344)	27,438	28,962	54,800
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(982)	(1,373)	(2,263)	(6,185)
Proceeds from sale of property and equipment	36	—	91	—
Payments for business acquisitions, net of cash acquired	(5,571,931)	—	(5,571,931)	(1,588,802)
Payments for equity method investments	(24)	—	(24)	—
Payments for capitalized computer software development costs	(508)	—	(508)	—
Purchase of other assets	(553)	(179)	(553)	5
Net cash (used in) investing activities	(5,573,962)	(1,552)	(5,575,188)	(1,594,982)
Cash flows from financing activities:
Issuance of shares of common stock	5,701	—	5,702	—
Payment of tax withholding obligations related to restricted stock	(1,676)	—	(1,676)	—
Deferred business acquisition payments	(1,200)	—	(1,200)	—
Repayments of amounts borrowed under term loan	(6,000)	—	(6,000)	—
Net transfers from (to) Parent Company	6,004,439	(22,286)	5,971,995	1,551,537
Net cash provided by financing activities	6,001,264	(22,286)	5,968,821	1,551,537
Effect of exchange rate changes on cash and cash equivalents	2,405	(28)	1,417	(141)
Increase in cash and cash equivalents	429,363	3,572	424,012	11,214
Cash and cash equivalents, beginning of period	20,362	20,087	25,713	14,499
Cash and cash equivalents, end of period	$449,725	$23,659	$449,725	$25,713

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
Total expenses
GAAP total expenses (a)	$199,766	$86,149	$369,139	$361,079
Less:
Stock-based compensation (b)	(14,786)	(459)	(15,763)	(1,744)
Amortization of intangibles	(71,245)	(28,809)	(115,818)	(119,274)
Acquisition and integration planning related fees	(3,749)	(36)	(3,749)	(6,102)

Non-GAAP total expenses	$109,986	$56,845	$233,809	$233,959

Income from operations
GAAP income (loss) from operations	$39,154	$(8,800)	$36,157	$(60,439)
Plus:
Stock-based compensation (b)	14,786	459	15,763	1,744
Amortization of intangibles	71,245	28,809	115,818	119,274
Acquisition and integration planning related fees	3,749	36	3,749	6,102

Non-GAAP income from operations	$128,934	$20,504	$171,487	$66,681

Net income
GAAP net income (loss)	$57,186	$(8,511)	$53,146	$(20,608)
Plus:
Stock-based compensation (b)	14,786	459	15,763	1,744
Amortization of intangibles	71,245	28,809	115,818	119,274
Acquisition and integration planning related fees	3,749	36	3,749	6,102
Less:
Income tax effect on Non-GAAP items (c)	(24,290)	(6,816)	(34,003)	(29,568)

Non-GAAP net income	$122,676	$13,977	$154,473	$76,944

Diluted income per share
GAAP diluted income (loss) per share	$1.13	$(0.23)	$1.30	$(0.57)
Plus:
Stock-based compensation (b)	0.29	0.01	0.38	0.05
Amortization of intangibles	1.42	0.79	2.83	3.29
Acquisition and integration planning related fees	0.07	—	0.09	0.17
Less:
Income tax effect on Non-GAAP items (c)	(0.48)	(0.19)	(0.83)	(0.81)

Non-GAAP diluted income per share	$2.43	$0.38	$3.77	$2.13

Shares used in computing Non-GAAP diluted income per share	50,406	36,308	41,008	36,308

	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021

Free Cash Flow
Net cash (used in) provided by operating activities (GAAP)	$(344)	$27,438	$28,962	$54,800
Purchases of property, equipment and leasehold improvements	(982)	(1,373)	(2,263)	(6,185)
Payments for capitalized computer software development costs	(508)	—	(508)	—
Acquisition and integration planning related fee payments	6,738	36	6,738	6,102
Free cash flow (non-GAAP)	$4,904	$26,101	$32,929	$54,717

(a) GAAP total expenses
	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
Total costs of revenue	$71,018	$41,909	$156,396	$163,010
Total operating expenses	128,748	44,240	212,743	198,069
GAAP total expenses	$199,766	$86,149	$369,139	$361,079

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
Cost of license and solutions	$1,351	$—	$1,351	$—
Cost of maintenance	344	—	344	—
Cost of services and other	282	—	282	—
Selling and marketing	2,850	—	2,850	—
Research and development	3,507	—	3,507	—
General and administrative	6,452	459	7,429	1,744
Total stock-based compensation	$14,786	$459	$15,763	$1,744

(c) The income tax effect on non-GAAP items for the three/nine months ended June 30 and fiscal year ended September 30, 2021 is calculated utilizing the Company's combined US federal and state statutory tax rate as following:

	Three Months Ended June 30,		Nine Months Ended June 30,	Twelve Months Ended September 30,
	2022	2021	2022	2021
U.S. statutory rate	21.79%	23.26%	21.79%	23.26%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2023 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP expectation - total expenses	$1,186,000		$1,196,000
Less:
Stock-based compensation	(66,000)		(66,000)
Amortization of intangibles	(480,500)		(480,500)
Acquisition and integration planning related fees	(2,500)		(2,500)

Non-GAAP expectation - total expenses	$637,000		$647,000

Guidance - (Loss) income from operations
GAAP expectation - (loss) income from operations	$(46,000)		$6,000
Plus:
Stock-based compensation	66,000		66,000
Amortization of intangibles	480,500		480,500
Acquisition and integration planning related fees	2,500		2,500

Non-GAAP expectation - income from operations	503,000		555,000

Guidance - Net income and diluted income per share
GAAP expectation - net (loss) income and diluted (loss) income per share	$(8,000)	$(0.12)	$24,000	$0.36
Plus:
Stock-based compensation	66,000		66,000
Amortization of intangibles	480,500		480,500
Acquisition and integration planning related fees	2,500		2,500
Less:
Income tax effect on Non-GAAP items (b)	(118,500)		(118,500)

Non-GAAP expectation - net income and diluted income per share	$422,500	$6.40	$454,500	$6.89

Shares used in computing guidance for Non-GAAP diluted income per share	66,000		66,000

Guidance - Free Cash Flow
GAAP expectation - Net cash provided by operating activities	$355,000		$370,000
Less:
Purchases of property, equipment and leasehold improvements	(9,500)		(9,500)
Payments for capitalized computer software development costs	(1,000)		(1,000)
Acquisition and integration planning related fee payments	2,500		2,500

Free cash flow expectation (non-GAAP)	$347,000		$362,000

(a) Rounded amounts used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2023 is calculated utilizing the Company’s statutory tax rate of 21.6 percent.